                                                                    EXHIBIT 4.24

                  CONSENT AND AMENDMENT OF SECURITY DOCUMENTS

         THIS AGREEMENT, dated as of March 31, 1999, is by each of the undersigned in favor of NBD Bank, as Agent (as defined below) for the Lenders (as defined below) and in favor of each of the Lenders.


                                    RECITALS:

         A. Oxford Automotive, Inc. (the "Company"), the borrowing subsidiaries and lenders party thereto and NBD Bank, as agent, executed an Amended and Restated Credit Agreement dated as of February 4, 1999 (the "Existing Credit Agreement").

         B. In connection with the Existing Credit Agreement, each of the undersigned executed, amended and/or confirmed various Notes, Guaranties, Security Documents and other Loan Documents, as those terms are defined in the Existing Credit Agreement, and including without limitation those agreements and documents amended and confirmed pursuant the Consent and Amendment of Security Documents executed pursuant to the Existing Credit Agreement (all of he foregoing collectively referred to as the "Existing Loan Documents").

         C. Pursuant to an Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, restated or refinanced from time to time the "Credit Agreement") among the Company, the borrowing subsidiaries party thereto ( the "Borrowing Subsidiaries", and collectively with the Company, the "Borrowers"), the lenders party thereto (the "Lenders") and NBD Bank, as agent for the Lenders (in such capacity, the "Agent"). The indebtedness and obligations under the Credit Agreement are the same indebtedness and obligations existing under the Existing Credit Agreement, and all indebtedness and other obligations pursuant to the Credit Agreement are entitled to the same collateral and guaranties with the same priority as all indebtedness and obligations pursuant to the Existing Credit Agreement.

         D. Each of the undersigned and the Lenders desire to amend and confirm the Existing Loan Documents as stated herein.

                                    AGREEMENT

         Based upon these recitals, each of the undersigned hereby agrees as follows:

         SECTION 1. Amendments. Each of the undersigned agrees that the Existing Loan Documents shall be amended as follows: Any reference in any Existing Loan Document to (a) the Existing Credit Agreement shall be deemed a reference to the Credit Agreement, (b) any promissory notes shall be deemed a reference to the term "Notes" as defined in the Credit Agreement, (c) the terms "Loan", "Loans", "Advance" or Advances" shall be deemed references to "Loan", "Loans", "Advance" or "Advances" as such terms are defined in the Credit Agreement, (d) the terms "Security Document" or "Security Documents" shall be deemed references to "Security Document" or "Security Documents" as such terms are defined in the Credit Agreement, (e) the term "Lenders" shall be deemed a reference to the Lenders under the Credit Agreement, (f) the term "Agent" shall be deemed a reference to the Agent under the Credit Agreement, (g)

CONSENT AND AMENDMENT OF SECURITY DOCUMENTS                               Page 1
any Event of Default under the Credit Agreement shall be deemed an Event of Default or event of default or default, as the case may be, under each Existing Loan Document, and (h) each "Note" issued pursuant to the Existing Credit Agreement shall be deemed the Notes issued and outstanding pursuant to the Credit Agreement.

         SECTION 2. Representations. Each of the undersigned hereby represents and warrants that after giving effect to the Credit Agreement, the representations and warranties contained in each of the Existing Loan Documents are true and correct in all material respects on and as of the effective date hereof with the same force and effect as if made on such effective date.

         SECTION 3. Ratification. Except as amended hereby, each Existing Loan Document is hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned hereby acknowledges that, as of the date hereof, it has no defense, offset, counterclaim or other claim or dispute with respect to any Existing Loan Document.

         SECTION 4. Continuation of Security Interests, Etc. Each of the undersigned acknowledges, agrees and represents that (a) all collateral granted by the Existing Loan Documents continues with the same priority as originally granted and secures, among other liabilities, all present and future indebtedness, obligations and liabilities pursuant to the Credit Agreement, the Notes, the Hedging Agreements with any Lender and the Security Documents and other Loan Documents, including without limitation all Loans made, and Letters of Credit issued, pursuant thereto and all fees and expenses owing thereunder and (b) the Advances under the Existing Credit Agreement are now deemed outstanding under the Credit Agreement and the advances outstanding under the Credit Agreement are the same advances outstanding under the Existing Credit Agreement and shall not be deemed a novation or satisfaction of, among other secured debt, the indebtedness and other liabilities under the Existing Credit Agreement and constitute the same indebtedness and other liabilities thereunder for purposes of the Existing Loan Documents. If there is any conflict between the Existing Loan Documents and the Credit Agreement as to the order of the application of the proceeds of any collateral, the provisions of the Credit Agreement shall control.

         SECTION 5. Defined Terms. All the terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

         SECTION 6. Counterparts, Etc. This Agreement may be executed in any number of counterparts, and any of the parties hereto may execute this Agreement by executing any such counterpart. In case any provision contained herein is invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the legality, validity or enforceability of any other provision.


CONSENT AND AMENDMENT OF SECURITY DOCUMENTS                               Page 2

                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the day and year first above written.

                                OXFORD AUTOMOTIVE, INC.


                                By:
                                   -------------------------------------------
                                    Its:
                                        --------------------------------------

                                BMG NORTH AMERICA LIMITED
                                OXFORD SUSPENSION LTD.
                                BMG HOLDINGS INC.
                                976459 ONTARIO LIMITED
                                829500 ONTARIO LIMITED
                                RPI HOLDINGS, INC.
                                LOBDELL EMERY CORPORATION
                                CREATIVE FABRICATION CORPORATION
                                WINCHESTER FABRICATION CORPORATION
                                PARALLEL GROUP INTERNATIONAL, INC.
                                CONCEPT MANAGEMENT CORPORATION
                                LEWIS EMERY CAPITAL CORPORATION
                                HOWELL INDUSTRIES, INC.
                                OXFORD SUSPENSION, INC.
                                RPI, INC.
                                PRUDENVILLE MANUFACTURING, INC.
                                OASP, INC.
                                OASP II, INC.

                                By:
                                   -------------------------------------------
                                Their:
                                      ----------------------------------------
                                LASERWELD INTERNATIONAL, L.L.C.
                                By:  Lobdell Emery Corporation, its sole member

                                By:
                                   -------------------------------------------
                                    Its:
                                        --------------------------------------


CONSENT AND AMENDMENT OF SECURITY DOCUMENTS                               Page 3